UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2024

BANCORP 34, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-273901	74-2819148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8777 E. Hartford Drive, Suite 100

Scottsdale, Arizona 85255

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (623) 334-6064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 14, 2024, Bancorp 34, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”).  The proposals voted on at the Annual Meeting and the final voting results are as follows:

1.	Proposal 1. With respect to the proposal to elect two Class I nominees to the Company’s Board of Directors, the following persons were elected to serve as Class I directors of the Company and received the number of votes set forth opposite their respective names:

Nominee	For	Abstain	Broker Non-Votes
Randal L. Rabon	2,869,530	676,042	649,178
Robert Decker	3,470,850	74,722	649,178

2.	Proposal 2. The proposal to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2024 was approved by the following vote:
For	Against	Abstain	Broker Non-Votes
4,155,981	21,928	16,841	—

3.	Proposal 3. The proposal to approve and adopt those portions of the Bancorp 34, Inc. 2024 Equity Incentive Plan relating to the grant of incentive stock options was approved by the following vote:
For	Against	Abstain	Broker Non-Votes
3,315,082	140,278	90,212	649,178

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP 34, INC.

By:	/s/ Kevin Vaughn
Kevin Vaughn
SVP, Chief Financial Officer

Dated:	November 19, 2024